UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (IRS Employer Identification Number)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices, including Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWT	New York Stock Exchange

Item 5.02. (e) Compensatory Arrangements of Certain Employees

Redwood Trust, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders on May 20, 2021 (the “Annual Meeting”). During the Annual Meeting, stockholders voted to approve an amendment (the “Amendment”) to the Company’s 2002 Employee Stock Purchase Plan, as amended (the “ESPP”) to comply with NYSE stockholder approval requirements and to satisfy the stockholder approval requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). With both stockholder approval of the Amendment and prior approval by the Company’s Board of Directors, the only difference between the ESPP as amended by the Amendment and the previously existing ESPP is to increase the number of shares of common stock available for purchase thereunder by 250,000 shares.

The foregoing description of the ESPP as amended by the Amendment is qualified in its entirety by the text of the ESPP, as amended, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders

As noted above, the Company held its Annual Meeting on May 20, 2021. There were 112,983,272 shares of Company common stock entitled to vote at the Annual Meeting.  There were four items voted upon at the Annual Meeting, with the voting results for each item set forth below.

Item 1.  During the Annual Meeting, stockholders voted to elect Richard D. Baum, Greg H. Kubicek, Christopher J. Abate, Armando Falcon, Douglas B. Hansen, Debora D. Horvath, George W. Madison, Jeffrey T. Pero, Georganne C. Proctor, and Faith A. Schwartz as directors to serve on the Board of Directors until the annual meeting of stockholders in 2022 and until their successors are duly elected and qualify.  The stockholders’ votes with respect to the election of directors were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Richard D. Baum	73,474,565	5,857,271	98,513	17,205,453
Greg H. Kubicek	74,756,883	4,568,946	104,519	17,205,453
Christopher J. Abate	77,940,328	1,392,493	97,528	17,205,453
Armando Falcon	78,944,524	220,854	264,971	17,205,453
Douglas B. Hansen	76,686,478	2,640,750	103,121	17,205,453
Debora D. Horvath	77,493,631	1,836,230	100,488	17,205,453
George W. Madison	78,976,817	343,390	110,141	17,205,453
Jeffrey T. Pero	72,512,007	6,809,181	109,160	17,205,453
Georganne C. Proctor	70,851,661	8,476,866	101,822	17,205,453
Faith A. Schwartz	79,074,359	254,817	101,173	17,205,453

Item 2.  During the Annual Meeting, stockholders voted to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. The stockholders’ votes with respect to the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm were as follows:

For	Against	Abstentions	Broker Non-Votes
94,165,787	1,128,374	1,341,640	0

Item 3.  During the Annual Meeting, stockholders voted on a non-binding advisory resolution to approve named executive officer compensation as disclosed in the annual proxy statement for the Annual Meeting. The stockholders’ votes with respect to approval of this advisory resolution were as follows:

For	Against	Abstentions	Broker Non-Votes
71,514,811	7,702,642	212,895	17,205,453

Item 4.  As noted in Item 5.02 (e) above, during the Annual Meeting, stockholders voted to approve an Amendment to the Company’s ESPP to increase the number of shares of common stock authorized for purchase thereunder by 250,000 shares. The stockholders’ votes with respect to this Amendment of the ESPP were as follows:

For	Against	Abstentions	Broker Non-Votes
78,597,245	676,010	157,093	17,205,453

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Redwood Trust, Inc. 2002 Employee Stock Purchase Plan (as amended through March 18, 2021)

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 21, 2021	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
Name: Andrew P. Stone
Title: Executive Vice President, Chief Legal Officer, and Secretary